UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2015

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)     (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
Select Comfort Corporation (the “Company”) held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”) on May 22, 2015. At the Annual Meeting, the Company’s shareholders approved the four proposals listed below. The final results of the shareholder votes regarding each proposal are set forth in the following tables:
Proposal 1.    Election of Directors
Daniel I. Alegre, Stephen L. Gulis, Jr., and Brenda J. Lauderback were each elected by shareholders for three-year terms expiring at the 2018 Annual Meeting, or until their successors are elected and qualified, in accordance with the following voting results:

Nominees	For	Withheld	Broker Non-Votes
Daniel I. Alegre	45,705,651	1,769	1,045,892
Stephen L. Gulis, Jr.	44,756,606	950,814	1,045,892
Brenda J. Lauderback	44,639,422	1,067,998	1,045,892

Proposal 2.    Re-approval of the material terms of the performance goals included in the Company’s Amended and Restated 2010 Omnibus Incentive Plan.
The proposal to re-approve the material terms of the performance goals included in the Company’s Amended and Restated 2010 Omnibus Incentive Plan as outlined in the Company’s proxy statement has been approved by shareholders in accordance with the following voting results:

For	Against	Abstain	Broker Non-Votes
44,685,377	1,086,943	35,823	945,170

Proposal 3.    Advisory Vote on Named Executive Officer Compensation
The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as outlined in the Company’s proxy statement has been approved by shareholders in accordance with the following voting results:

For	Against	Abstain	Broker Non-Votes
44,116,475	1,636,271	55,396	945,170

Proposal 4.    Ratification of Selection of Independent Registered Public Accounting Firm
The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year was approved by shareholders in accordance with the following voting results:

For	Against	Abstain	Broker Non-Votes
46,682,002	51,541	19,769	0

ITEM 8.01. OTHER EVENTS.
On May 22, 2015, the Company issued a press release announcing the voting results of its Annual Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.
99.1 Press Release dated May 22, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: May 26, 2015	By: /s/ Mark A. Kimball
Title:Senior Vice President

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